UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2009

BREDA TELEPHONE CORP.
(Exact name of registrant as specified in its charter)

Iowa	0-26525	42-0895882
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

112 East Main, P.O. Box 190, Breda, Iowa	51436
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (712) 673-2311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Breda’s Board of Directors approved amended employment agreements between Breda and each of Charles Deisbeck, Breda’s chief executive officer, Kevin Batcher, Breda’s chief operations officer, and Jane Morlok, Breda’s chief financial officer, on August 11, 2009. The amendments that were effectuated by the new employment agreements were not material amendments, but were, rather, non-material, clean-up type amendments. The terms of the new employment agreements between Breda and each of the named officers are therefore materially and substantially the same as Breda’s last employment agreements with each such officer.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

(a)       Breda’s Board of Directors adopted a Supplemental Code of Conduct and Ethics for the CEO and Senior Officers (the “Supplemental Code”) on August 11, 2009. The Supplemental Code technically does not amend Breda’s existing Code of Conduct and Ethics, which is also applicable to Breda’s chief executive officer, chief operations officer and chief financial officer, but rather supplements the existing Code of Conduct and Ethics. The Supplemental Code is only applicable to Breda’s chief executive officer, chief operations officer and chief financial officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Exhibit Description
14.1	Supplement to Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREDA TELEPHONE CORP.

Date: August 14, 2009	By:	/s/ Charles Deisbeck
Charles Deisbeck, Chief Executive Officer

EXHIBIT INDEX

Description of Exhibit	Page Number
14.1 Supplement to Code of Ethics	E-1